Consent of Independent Registered Public Accounting Firm

Teton Energy Corporation
Denver, Colorado

            We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-129014) of Teton Energy Corporation of our report dated March 6, 2006 relating to the consolidated financial statements for the years ended December 31, 2005, 2004 and 2003, which appears in this Form 10-K.

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
March 8, 2006